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                                                                    EXHIBIT 10.3

                  EMPLOYMENT AGREEMENT FOR RONALD M. GREENSTONE

AGREEMENT, made as of September 29, 2000, by and between Kupper Parker Communications Inc., a New York corporation, with a business address of 8301 Maryland Avenue, Clayton, Missouri 63105 (the "Corporation"), and Ronald M. Greenstone, an individual residing at 2467 N.W. 62nd Street, Boca Raton, Florida 33496 (the "Executive").

W I T N E S S E T H :

WHEREAS, the Corporation desires to employ the Executive, and the Executive is agreeable to accepting such employment, under the terms of this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree as follows:

1. The Corporation employs the Executive, and the Executive agrees to serve the Corporation, for a period (the "Period of Employment") of two (2) years commencing on the date hereof, ending at 12:00 midnight on the second anniversary thereof (the "Termination Date").

2. During the Period of Employment hereunder, the Executive shall be employed by the Corporation as the Chief Executive Officer of the Long Island operations of the Corporation, and, except as hereinafter provided, shall devote eighty (80%) percent of a usual full-time Monday through Friday work week to the business and affairs of the Corporation, use his best efforts consistent with such time requirements to promote the business of the Corporation, hold the offices in the Corporation to which from time to time he may be elected or appointed, and perform such executive duties as shall be assigned to him by the Board of Directors of the Corporation, provided such duties are consistent with those currently being performed by the Executive contemporaneously with the execution of this Agreement. All such requests or instructions for services to be performed by the Executive (consistent with the terms hereof) shall be made solely by Bruce D. Kupper to whom Executive shall report. In connection with the performance of his duties hereunder, the Executive, from time to time, may be required to travel both within and outside of the United States of America, provided however that the Executive shall not be required to travel more than ten
     (10) consecutive days in any calendar month throughout the term hereof. In addition, the Executive may render such services from Executive's home in Boca Raton, Florida or from the Corporation's office on Long Island, New York, provided, however, that Executive shall not be required to render such services from any location other than his home in Boca Raton, Florida for more than One Hundred (100) days per year during the term hereof.


     2.1. The Executive shall be reimbursed for all travel and other expenses incidental to the performance of services hereunder in accordance with the usual practices of the Corporation and all expenses so reimbursed shall be deemed to have been approved. Such expenses shall be reimbursed either by the Corporation providing the Executive a corporate credit card to use for such expenses or upon presentation by the Executive of invoices, vouchers or other documents evidencing such expenses. In addition, in the event that the Executive is requested by the Corporation to


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          perform services in Long Island, New York, the Executive will be reimbursed for: (i) all commuting expenses between his home in Boca Raton, Florida and the Corporation's Long Island office, including without limitation, airfare, car service, car rental, parking and other similar expenses; and (ii) all expenses incident or relating to the maintenance by Executive of an apartment on Long Island, including, without limitation, rent, maintenance, telephone, utilities, etc. all of which expenses shall be reimbursed promptly upon presentation by the Executive of invoices/vouchers evidencing such expenses. The Corporation shall pay 100% of the costs of Executive's participation in the Corporation's medical and dental insurance plans in existence on the execution of this Agreement. The Executive shall be entitled to vacations in accordance with the Corporation's existing vacation policy (provided, however, that his vacation time shall not be less than four (4) weeks per year). The Corporation shall provide the Executive with reasonable perquisites suitable to the office which he holds.

3. The Corporation shall compensate the Executive for the services to be rendered by him hereunder, including all services to be rendered as an officer or director of the Corporation, by paying the Executive a salary at the rate of not less than Two Hundred Fifteen Thousand and No/100 Dollars ($215,000.00) per annum. Such salary shall be payable in accordance with the usual salary payment practices of the Corporation or as otherwise determined by the Board of Directors, but no less frequently than monthly.

4. In the event the Executive is terminated by the Corporation prior to the Termination Date (a "Cessation of Employment") otherwise than for "cause" (as hereinafter defined in Paragraph 8):

     4.1. The Corporation shall within five (5) days of the Cessation of Employment pay to the Executive a lump sum payment of Two Hundred and Fifty Thousand and no/100 Dollars ($250,000.00), as a special severance and termination payment which amount shall be paid in addition to and not in lieu of any other amounts payable to the Executive by the Corporation; and

     4.2. For the entire remaining portion of the then current Period of Employment, the Corporation shall continue to pay to the Executive the salary then being paid by the Corporation to the Executive pursuant to the provisions of Paragraph 3 prior to the date of the Cessation of Employment; and

     4.3. For the entire remaining portion of the then current Period of Employment, the Executive shall continue to be eligible to, and shall participate in, all employee benefit programs of the Corporation in which the Executive participated prior to the date of the Cessation of Employment including, without limitation, all savings, life, accident, medical and dental insurance plans and programs; and the Executive shall be entitled to make whatever elections may be available to him with respect to his interests in savings and comparable plans. In addition, for the entire remaining portion of the then current Period of Employment, the Corporation shall pay 100% of the costs of the Executive's participation in the Corporation's medical and dental insurance plans.


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     4.4. If, by the Termination Date, the Corporation and the Executive have not entered into a mutually acceptable written renewal employment agreement for a period of at least one year beyond the Termination Date (a "Renewal Agreement"), the Corporation shall pay to the Executive, on or before the fifth day following the Termination Date, in one lump sum as a special severance and termination payment, the amount of Two Hundred Fifty Thousand no/100 Dollars ($250,000.00), which amount shall be in addition to, and not in lieu of, any other amounts payable to the Executive by the Corporation. Neither the Corporation nor the Executive shall have any obligation to consider or negotiate a Renewal Agreement, and the Corporation shall be obligated to make this special severance and termination payment whether or not there is any attempt to negotiate a Renewal Agreement and irrespective of the reasons the parties do not enter into such a Renewal Agreement.

5. In the event of the Executive's death during the term hereof, this Agreement shall terminate on the date of death of the Executive.

6. During the term of the Executive's employment hereunder and for a period of twelve (12) months following the end of the employment period (the "Restricted Period"), the Executive shall not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, lender, officer or director of a corporation (other than the Corporation), or as an employee or agent of, or consultant to, any person, partnership or corporation (other than the Corporation), or in any capacity on behalf of any trust or other organization or entity, any business in competition with (as defined below) the Corporation as long as any like business is carried on by the Corporation or by any person, corporation, partnership, trust or other organization or entity deriving title to the good will of such business, directly or indirectly, from the Corporation; provided, however, that nothing herein contained shall prevent the Executive from purchasing securities of any publicly-owned company, the securities of which are listed on a national securities exchange or registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended, but the total holding of any such security so listed or registered shall be limited to one (1%) percent of the amount of any such security outstanding. The Executive may make investments, without restriction on amount, in non-competitive private businesses. The term "in competition with" as used in this Agreement shall mean a business which is conducted anywhere within the State of Florida or the State of New York and is engaged in the business of providing advertising or public relations services.

7. To induce the Corporation to execute and deliver this Agreement, and to protect the trade secrets and the business of the Corporation, the Executive hereby covenants and agrees that during the Restricted Period, the Executive will not, whether for the Executive's own account or for the account of any other person, solicit business in competition with the business of the Corporation, from any person known by the Executive to be a customer of the Corporation, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Corporation.

8. For the purposes of this Agreement, the term "for cause" shall mean, and be limited exclusively to, the following actions by the Executive: fraud; misappropriation of funds or property of the Corporation for his own use; embezzlement of the Corporation's property;

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     or a willful, deliberate and intentional material breach by Executive of the obligations to be performed by him of Paragraphs 2, 6, 7, 9, 10 or 11 of this Agreement. A mere allegation by the Corporation shall not be sufficient; the burden of proving that a termination is "for cause" shall be on the Corporation. It is specifically agreed that "cause" shall not include any act of commission or omission by the Executive in the exercise of Executive's business judgement as a senior executive of the Corporation or a member of the Board of Directors of the Corporation.

     It is further specifically agreed that a termination of this Agreement by virtue of Employee's inability to perform his duties because of total or partial disability shall not be a termination "for cause", it being specifically understood and agreed that the Executive (or his estate) shall be paid the special severance and termination payment provided for in paragraph 4.1 and the Executive shall have the rights provided for under paragraph 4.3 (but not the right to continued salary under paragraph 4.2) if the Executive's employment is terminated for such reasons.

     It is further specifically agreed that the Corporation shall be conclusively precluded from contending that the Executive committed a willful, deliberate and intentional breach of his obligations under Paragraph 2 of this Agreement unless the Corporation has given the Executive written notice of the claimed breach, specifying the conduct alleged to comprise willful, deliberate and intentional material breach, at least thirty (30) days prior to the termination and the conduct continues or is repeated after the Executive's receipt of such notice.

     If the Corporation withholds the special severance payment to Executive, or any other payment which would be due to the Executive absent termination "for cause", and the Corporation does not prevail on its contention that Executive's employment was terminated for cause or any other defense to payment, then the Corporation shall be liable for all legal expenses, including reasonable attorney's fees, incurred by the Executive to enforce the payment obligation.

9. The Executive agrees that any and all systems, work-in-progress, inventions, discoveries, improvements, processes, compounds, formulae, patents, copyrights and trademarks, made, discovered or developed by him, solely or jointly with others, or otherwise, during the Employment Period by the Corporation, and which may be useful in or relate to any business of the Corporation, shall be fully disclosed by the Executive to the Board of Directors of the Corporation, and shall be the sole and absolute property of the Corporation, and the Corporation will be the sole and absolute owner thereof. The Executive agrees that at all times, both during the Period of Employment and after the termination of his employment, he will keep all of the same secret from everyone except the Corporation and will disclose the same to no one except as required for the business of the Corporation or unless otherwise authorized in writing by the Board of Directors or the Chairman of the Board of Directors of the Corporation, unless such information shall have become public knowledge or shall have become known generally to competitors through sources other than the Executive.



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10.  The Executive agrees, at the request of the Corporation, to make application in due form for United States Letters Patent and foreign Letters Patent on any of said systems, inventions, discoveries, improvements, processes, compounds and formulae, and to assign to the Corporation all of his right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or any patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts necessary, or which the Corporation may deem desirable, in connection with such application of letters Patent, to establish and perfect in the Corporation the entire right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or patents thereon or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including, but not limited to, reasonable attorney's fees, incurred at the request of the Corporation in connection with any action taken by the Executive pursuant to this Paragraph 10, shall be borne by the Corporation.

11. The Executive agrees that, during or after the termination of this Agreement, he shall not divulge, use, furnish or make accessible to any person, corporation, partnership, trust or other organization or entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Corporation without the prior written consent of the Corporation, unless such information shall have become public knowledge or shall have become known generally to competitors of the Corporation through sources other than the Executive.

12. The Executive shall be entitled to participate in the life insurance, dental, 401(k) and major medical group plans of the Corporation, and in each other employee benefit plan that the Corporation has or may establish and maintain for the benefit of the employees of the Corporation. Notwithstanding the foregoing, the Executive shall receive health insurance benefits equal to or better than those presently being provided to the Executive.

13. The Executive agrees that the Corporation may procure life insurance on the life of the Executive, in such amount as the Corporation may deem appropriate, with the Corporation named as the sole beneficiary under such policy or policies. The Executive agrees that upon request from the Corporation, he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

14. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation.

15. This Agreement sets forth the entire Agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them concerning the subject matter hereof. No variation hereof shall be deemed valid unless in writing and signed by the party to be bound thereby and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by both parties. No waiver by a party of any breach by the

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     other party of any provision or condition of this Agreement by him or its to be performed shall be deemed a waiver of the breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself. Nothing contained herein shall prevent the Corporation from waiving any requirement that the Executive perform the services required hereunder; provided, however, that any such waiver shall be in writing.

16. All notices relating to this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally, against appropriate receipt, or when mailed in any general or branch office of the United States Postal Service, by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of the other party hereinbefore set forth, or to such changed address as the other party may fix by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

17. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Corporation's assets and business or with or into which the Corporation may be consolidated or merged, and the Executive his heirs, executors, administrators and legal representative, provided that the obligations of the Executive hereunder may not be delegated.

18. If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

19. This Agreement shall be governed by the laws of the State of New York governing contracts made to be performed in such State without giving effect to principles of conflicts of law.

20. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.



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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

KUPPER PARKER COMMUNICATIONS, INCOPORATED



By:      Bruce D. Kupper                           Ronald M. Greenstone
   -------------------------------        -------------------------------------
Name:    Bruce D. Kupper                           Ronald M. Greenstone
Title:   Chief Executive Officer